UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

March 16, 2009

Date of Report (Date of earliest event reported)

SERVICE BANCORP, INC.

(Exact name of registrant as specified in its charter)

Massachusetts	0-24935	04-3430806
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

81 Main Street, Medway, Massachusetts	02053
(Address of principal executive offices)	(Zip Code)

1-888-578-7282

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☒	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement

Amendment to Merger Agreement

As previously disclosed, on December 8, 2008, Service Bancorp, Inc. (“Service”), Strata Bank, a wholly-owned subsidiary of Service, Service Bancorp, M.H.C., the majority shareholder of Service (“Service MHC”), and Middlesex Savings Bank (“MSB”) entered into an Agreement and Plan of Merger (the “Merger Agreement”). The Agreement provides, among other things, that (i) Service MHC shall merge with and into Middlesex Bancorp MHC, a mutual holding company which is expected be formed prior to the consummation of the merger (subject to receipt of required approvals) and which, if formed, will be the owner of 100% of the issued and outstanding capital stock of MSB (“MB MHC”), (ii) Service shall merge with and into MB MHC (the “Mid-Tier Merger”), and (iii) Strata Bank shall merge with and into MSB, which shall remain a subsidiary of MB MHC. Pursuant to the Merger Agreement, at the effective time of the Mid-Tier Merger, each outstanding share of Service common stock (other than shares owned by Service MHC) will be converted into the right to receive $28.00 cash (the “Per Share Merger Consideration”). Additionally, at the effective time of the Mid-Tier Merger, each outstanding option to purchase Service common stock will be cancelled, and the holder of such option will receive a cash per share payment equal to the excess, if any, of the Per Share Merger Consideration over the per share exercise price of such option, multiplied by the number of shares of Service common stock covered by such option, subject to any required withholding of taxes.

On March 18, 2009, the parties entered into Amendment No. 1 to the Merger Agreement to provide that the aggregate merger consideration under the Merger Agreement would not exceed $21,875,090 without affecting the right of each outstanding share of Service common stock (other than shares owned by Service MHC) to receive $28.00 cash Per Share Merger Consideration. When executed, the Merger Agreement assumed that, at the effective time of the Mid-Tier Merger, there would be 767,939 shares of Service common stock held by Public Stockholders (as defined in the Merger Agreement) (except to the extent increased as a result of the exercise, after the date of the Merger Agreement, of one or more stock options or warrants) and 17,700 shares of Service common stock issuable upon the exercise of stock options or warrants or otherwise (except to the extent decreased as a result of the exercise, after the date of the Merger Agreement, of one or more stock options or warrants). Service later determined and disclosed to MSB that, at the time the Merger Agreement was signed, there were 23,907 shares of Service common stock issuable upon the exercise of stock options or warrants and that, due to a cashless exercise of certain stock options there would be, at the effective time of the Mid-Tier Merger, 771,120 shares of Service common stock held by Public Stockholders (except to the extent increased as a result of the exercise, after the date of the Merger Agreement, of one or more additional stock options or warrants) and 17,100 shares of Service common stock issuable upon the exercise of stock options or warrants or otherwise (except to the extent decreased as a result of the exercise, after the date of the Merger Agreement, of one or more additional stock options or warrants). Amendment No. 1 to the Merger Agreement, in addition to providing that the aggregate merger consideration would not exceed $21,875,090, also provides that all references in the Merger Agreement, directly or indirectly, to 17,700 shares of Service common stock issuable upon the exercise of stock options or warrants or otherwise shall be deemed to refer to 23,907 shares of Service common stock issuable upon the exercise of stock options or warrants or otherwise. As of the date of Amendment No. 1 to the Merger Agreement, 24 of the 27 Middlesex trustees have agreed to waive their rights to terminate their voting agreements in connection with the increase in merger consideration from $21,786,022 to $21,875,090.

The foregoing references to the Merger Agreement and the amendment to the Merger Agreement are qualified in their entirety by reference to the Merger Agreement and the amendment to the Merger Agreement that are filed as exhibits hereto and are incorporated by this reference into this report.

Additional Information and Where to Find It

Service plans to file with the Securities and Exchange Commission (the “SEC”) and mail to its shareholders a definitive proxy statement in connection with the transaction (the “Proxy Statement”). The Proxy Statement will contain important information about Service, Strata, Service MHC, MSB, the transaction and related matters. INVESTORS AND SECURITY HOLDERS ARE URGED TO READ THE PROXY STATEMENT REGARDING THE PROPOSED TRANSACTION WHEN IT BECOMES AVAILABLE AND ANY OTHER RELEVANT DOCUMENT FILED WITH THE SEC, AS WELL AS ANY AMENDMENT OR SUPPLEMENT TO THOSE DOCUMENTS, BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED TRANSACTION. On March 19, 2009, Service Bancorp most recently filed with the SEC a preliminary version of the Proxy Statement.

Investors and security holders will be able to obtain free copies of the preliminary and definitive versions of the Proxy Statement and other documents filed with the SEC by Service through the web site maintained by the SEC at www.sec.gov.

In addition, documents filed by Service with the SEC, including filings that will be incorporated by reference in the Proxy Statement, can be obtained, without charge, upon written request addressed to the Secretary, 81 Main Street, Medway, Massachusetts, 02053-1715.

Service, MSB and their respective directors, executive officers and other members of management may be deemed to be participants in the solicitation of proxies in respect of the transactions contemplated by the Merger Agreement. Additional information regarding the interests of those participants may be obtained by reading the definitive Proxy Statement regarding the proposed transaction when it becomes available or in the interim the preliminary Proxy Statement filed March 19, 2009.

INVESTORS AND SECURITY HOLDERS SHOULD READ THE PROXY STATEMENT AND OTHER DOCUMENTS TO BE FILED WITH THE SEC CAREFULLY BEFORE MAKING A DECISION.

Cautionary Statement

The Merger Agreement and Amendment No. 1 to the Merger Agreement have been included to provide investors with information regarding its terms. Except for its status as the contractual document that establishes and governs the legal relations among the parties thereto with respect to the transactions described above, the Merger Agreement, as amended, is not intended to be a source of factual, business or operational information about the parties.

The representations, warranties and covenants made by the parties in the Merger Agreement are qualified and limited, including by information in the schedules referenced in the Merger Agreement, as amended, that Service delivered in connection with the execution of the Merger Agreement. Representations and warranties may be used as a tool to allocate risks between the respective parties to the Merger Agreement, including where the parties do not have complete knowledge of all facts, instead of establishing such matters as facts. Furthermore, the representations and warranties may be subject to standards of materiality applicable to the contracting parties, which may differ from those applicable to investors. These representations and warranties may or may not have been accurate as of any specific date and do not purport to be accurate as of the date of this filing. Accordingly, they should not be relied upon as statements of factual information.

This communication shall not constitute an offer to sell or the solicitation of an offer to sell or the solicitation of an offer to buy any securities, nor shall there be any sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful under the securities laws of any such jurisdiction.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

As previously disclosed, Pamela J. Montpelier, the President and Chief Executive Officer of Service resigned effective October 21, 2008 from all of her positions with Service, Service MHC and Strata Bank. Strata Bank maintained a supplemental retirement agreement (the “Supplemental Retirement Agreement”) with Ms. Montpelier. Under the Supplemental Retirement Agreement, if Ms. Montpelier had remained employed by Strata Bank until age 60, she would have been entitled to a retirement benefit paid in monthly installments for a term of 15 years. Strata Bank has entered into an agreement with Ms. Montpelier that became effective March 16, 2009 in which Strata Bank agreed, among other things, (i) to terminate the Supplemental Retirement Agreement and to pay Ms. Montpelier a lump sum payment of $492,000, which is equal to the amount that Strata Bank had accrued for her benefit under the Supplemental Retirement Agreement, and (ii) to pay Ms. Montpelier $342 per month, which is equal to the monthly cost of COBRA coverage through Strata Bank for Ms. Montpelier for a period of 18 months from October 21, 2008, subject to certain conditions. In connection with the termination of the Supplemental Retirement Agreement, Ms. Montpelier released any claim she may have had against Service, Service MHC or Strata Bank arising out of or in connection with her employment or her departure.

Item 9.01	Financial Statements and Exhibits

(d)	Exhibits.

2.1	Agreement and Plan of Merger by and between Strata Bank, Service Bancorp, Inc., and Service Bancorp, M.H.C. and Middlesex Savings Bank, dated as of December 8, 2008 (incorporated by reference to Exhibit 2.1 to Service’s Current Report on Form 8-K filed December 8, 2008)

2.2	Amendment No. 1 to Agreement and Plan of Merger, dated as of March 18, 2009, by and among Middlesex Savings Bank and Strata Bank, Service Bancorp, Inc., and Service Bancorp, M.H.C.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SERVICE BANCORP, INC.

By:	/s/ Mark L. Abbate
Mark L. Abbate Executive Vice President and Chief Financial Officer

Date: March 20, 2009